EXHIBIT 13.1

29 March 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the annual report on Form 20-F (the “Report”) for the purpose of complying with Rule 13a – 14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Sir Fred Goodwin, the Group Chief Executive, and Frederick Inglis Watt, the Group Finance Director, of The Royal Bank of Scotland Group plc, each certify that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Royal Bank of Scotland Group plc.

/s/ Sir Fred Goodwin
Name:	Sir Fred Goodwin
Group Chief Executive

/s/ Fred Watt
Name:	Frederick Inglis Watt
Group Finance Director